10 Almaden Boulevard, Suite 1000, San Jose, CA 95113 Phone (408) 961-6300 Fax (408) 961-6324 Email bpm@bpmcpa.com Web bpmcpa.com

Exhibit 16.1

June 30, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Timber Pharmaceuticals, Inc., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Amendment No. 1 to the Form 8-K of Timber Pharmaceuticals, Inc. dated May 22, 2020. We agree with the statements concerning our Firm in such Amendment No. 1 to the Form 8-K.

Sincerely,

/s/ BPM LLP

San Jose, California

bpmcpa.com